Exhibit 21.1

SUBSIDIARIES

Innkeepers USA Trust, a Maryland real estate investment trust (the “Company”), operates principally through two entities, (i) Innkeepers Financial Corporation, a Virginia corporation (“IFC”), which is a wholly-owned subsidiary of the Company, and (ii) Innkeepers USA Limited Partnership, a Virginia limited partnership (the “Partnership”), of which IFC is the sole general partner. All of the Company’s hotels are owned by (a) the Partnership, (b) subsidiary limited partnerships that are owned 99% by the Partnership and 1% by either the Company directly or corporations that are wholly-owned by the Company or (c) limited liability companies that are owned, wholly or in substantial part, by the Partnership. All of the Company’s hotels are leased by their owners to corporate subsidiaries of the Company that are owned 100% by either (I) the Partnership or (II) a limited liability company owned 100% by the Partnership. The following table lists all of the subsidiaries of the Company (other than IFC and the Partnership):

Innkeepers Financial Corporation II

Innkeepers Financial Corporation III

Innkeepers Financial Corporation IV

Innkeepers Financial Corporation V

Innkeepers Financing Partnership, L.P.

Innkeepers Financing Partnership II, L.P.

Innkeepers Financing Partnership III, L.P.

Innkeepers Financing Partnership IV, L.P.

KPA Valencia, LLC

KPA Ft. Walton, LLC

Innkeepers Residence Addison, Inc.

Innkeepers Residence Addison, L.P.

Innkeepers Residence Arlington, Inc.

Innkeepers Residence Arlington, L.P.

Innkeepers Residence Atlanta-Downtown, Inc.

Innkeepers Residence Atlanta-Downtown, L.P.

Innkeepers Residence Denver-Downtown, L.P.

Innkeepers Residence East Lansing Inc.

Innkeepers Residence East Lansing L.P.

Innkeepers Residence Eden Prairie, Inc.

KPA Louisville, LLC

Innkeepers Residence Grand Rapids, Inc.

KPA Leaseco, Inc.

KPA Leaseco III, Inc.

KPA Leaseco V, Inc.

Innkeepers Residence Grand Rapids, L.P.

Innkeepers Residence Portland, Inc.

Innkeepers Residence Portland, L.P.

Innkeepers Residence San Mateo, Inc.

Innkeepers Residence San Mateo, L.P.

Innkeepers Residence Shelton, Inc.

Innkeepers Residence Shelton, L.P.

Innkeepers Residence Sili I, L.P

Innkeepers Residence Sili II, Inc.

Innkeepers Residence Sili II, L.P.

Innkeepers Residence Wichita East, L.P.

Innkeepers RI Altamonte, Inc.

Innkeepers RI Altamonte, L.P.

Innkeepers RI General, Inc.

Innkeepers RI General, L.P.

Innkeepers RI Northwest, Inc.

Innkeepers RI Northwest, L.P.

Innkeepers Schaumburg, L.P.

Innkeepers Summerfield General, L.P.

Innkeepers Summerfield General II, L.P.

Innkeepers Sunrise Tinton Falls, L.P.

Innkeepers Westchester, L.P.

KPA Leaseco II, Inc.

KPA Leaseco IV, Inc.

KPA Morristown, LLC